UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Meridian Bioscience, Inc.

(Name of Registrant as Specified in Its Charter)

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3471 River Hills Drive

Cincinnati, Ohio 45244

www.meridianbioscience.com

Supplement dated January 12, 2021 to the Proxy Statement

for the

Annual Meeting of Shareholders to be Held on January 27, 2021

This Supplement to the proxy statement (the “Supplement”) for the Annual Meeting of Shareholders (the “Annual Meeting”) of Meridian Bioscience, Inc. (the “Company”) is dated January 12, 2021, and amends and supplements the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company filed with the Securities and Exchange Commission (the “SEC”) on December 16, 2020 and as supplemented on December 30, 2020 (the “Proxy Statement”). Capitalized terms used but not otherwise defined herein shall have the meanings in the Proxy Statement.

This Supplement is being filed with the SEC and being made available to shareholders on January 12, 2021. The information herein is in addition to the information provided by the Proxy Statement, and except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplement to Proxy Statement

This Supplement is being made to reduce the number of shares of Common Stock to be authorized under the 2021 Omnibus Award Plan (the “Plan”) described in Proposal 3 of the Proxy Statement. The Proxy Statement and the Plan attached to the Proxy Statement as Appendix A originally provided that Awards granted under the Plan shall be subject to the following limitation in Section 5 of the Plan, among others: “subject to Sections (C) [of Section 5] and 12 of the Plan, no more than the sum of (A) 2,000,000 shares of Common Stock plus (B) the number of shares of Common Stock that, as of the Effective Date, are remaining available for issuance or delivery, and not subject to outstanding awards, under the Prior Plan may be delivered in the aggregate pursuant to Awards granted under the Plan (such sum of (A) and (B), the “Effective Date Share Limit”).”

In Proposal 3 of the Proxy Statement, references to 2,000,000 shares are hereby replaced with 1,000,000 shares. Additionally, the reference to “3,745,000” in the first sentence in the paragraph captioned “Share Usage” on page 9 of the Proxy Statement is replaced with “2,745,000.” As a result, the second, third and fourth paragraphs on page 9 of the Proxy Statement are amended and restated as follows:

“Number of Shares Authorized. The 2021 Omnibus Award Plan reserves for issuance an aggregate of 1,000,000 shares of our common stock plus the number of shares of our common stock that remain available for awards under the Prior Plan on the day the 2021 Omnibus Award Plan is approved by our shareholders (such aggregate amount, the “Effective Date Share Limit”). As of the record date, December 3, 2020, the market value of one share of our common stock that could be issued under the 2021 Omnibus Award Plan is $18.55.

If any award granted under the 2021 Omnibus Award Plan or under the Prior Plan expires, terminates, is canceled or is forfeited without being settled or exercised, or if an award is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will be made available for future grant under the 2021 Omnibus Award Plan. In addition, if shares issuable upon vesting or settlement of an award are withheld by the Company, or if shares owned by a participant are surrendered or tendered to the Company, in payment of taxes required to be withheld in respect of the award (other than an award of options or stock appreciation rights), such shares will be made available for future grant under the 2021 Omnibus Award Plan. If any shares are surrendered or tendered to pay the exercise price of an option, or to satisfy withholding taxes owed with respect to an option or stock appreciation right, or if any shares subject to a stock appreciation right are not issued in connection with its stock settlement on exercise thereof, or if any shares are reacquired by us on the open market or otherwise using cash proceeds from the exercise of options, such shares will not again be available for grant under the 2021 Omnibus Award Plan.

Share Usage. As of November 30, 2020, there were approximately 1,745,000 shares of our common stock available under the Prior Plan, which would result in an Effective Date Share Limit of approximately 2,745,000 shares of our common stock if the 2021 Omnibus Award Plan were approved by the shareholders on such date. No more awards will be granted under the Prior Plan if the 2021 Omnibus Award Plan is approved. The actual Effective Date Share Limit will reflect incremental changes in the number of shares remaining available under the Prior Plan to reflect issuances and forfeitures of equity awards following such date through the actual date that shareholders approve the 2021 Omnibus Award Plan. The following table includes more specific information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of November 30, 2020.”

Also in Proposal 3 of the Proxy Statement, the paragraph captioned “Dilution and Expected Duration” on page 10 is amended and restated as follows:

“Dilution and Expected Duration. We carefully monitor the rate at which we use the shares authorized for issuance under our equity compensation program and the program’s impact on shareholder dilution, and our historical and expected future usage were taken into account when we determined the number of shares to be reserved for issuance under the 2021 Omnibus Award Plan. If this Proposal 3 is approved by our shareholders, we expect the share reserve under the 2021 Omnibus Award Plan to last us for approximately three to four years based upon our historical three-year average burn rate. However, expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity; the rate at which shares are returned to the 2021 Omnibus Award Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations. The potential dilution to our shareholders resulting from the 2021 Omnibus Award Plan as of September 30, 2020, is approximately 9.9%, which we consider reasonable and necessary to realize the intended purposes of the 2021 Omnibus Award Plan and our compensation programs and philosophy. (Dilution here is calculated as the sum of the shares subject to outstanding awards plus shares available for future awards under the Prior Plan plus the incremental share request under the 2021 Omnibus Award Plan (collectively, the “numerator”) divided by the sum of the numerator and basic common shares outstanding, with all data as of September 30, 2020.)”

Also in connection with Proposal 3, Section 5(B) of the Plan as set forth on page A-7 of Appendix A is amended and restated as follows:

“(B) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Sections (C) and 12 of the Plan, no more than the sum of (A) 1,000,000 shares of Common Stock plus (B) the number of shares of Common Stock that, as of the Effective Date, are remaining available for issuance or delivery, and not subject to outstanding awards, under the Prior Plan may be delivered in the aggregate pursuant to Awards granted under the Plan (such sum of (A) and (B), the “Effective Date Share Limit”); (ii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Effective Date Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares subject to Awards granted to any Non-Employee Director during a single fiscal year shall be limited so that the Awards, taken together with any cash fees paid to such Non-Employee Director in respect of his or her service during such year (including service as a member or chair of any committees of the Board), do not exceed $450,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). Notwithstanding the foregoing, the Board may make exceptions to the limit in the foregoing clause (iii) for (A) a non-executive chairman of the Board, provided that such non-executive chairman does not participate in the decision to award such compensation, and (B) special projects and ad hoc committee appointments, as deemed appropriate by the Board, from time to time.”

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, the Company previously filed its Proxy Statement with the SEC and made available the Proxy Statement, proxy card and documents incorporated by reference to the Company’s shareholders. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of the Proxy Statement, the documents incorporated by reference and all other proxy materials are available at www.proxyvote.com.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings over the Internet at the SEC’s website at www.sec.gov. You may also access annual, quarterly and current reports, proxy statements and other information the Company files with the SEC on the Company’s website at www.meridianbioscience.com.

We have engaged Morrow Sodali LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $25,000 in total. If you have any questions regarding the Proxy Statement or this Supplement or if you would like a new proxy, you may contact Morrow Sodali LLC at (203) 561-6945 or Bryan Baldasare, the Company’s Executive Vice President, Chief Financial Officer and Secretary, at (513) 271-3700.

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